                                                           TEKELEC
                                        STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                                                                                       Three Months Ended
                                          PRIMARY                                                           March 31,
                           (thousands, except per share data)                                      --------------------------
                                                                                                       1997          1996
                                                                                                   ------------  ------------

Net income (loss) ...............................................................................  $      1,628  $     (3,968)
                                                                                                   ============  ============

Basis for computation of primary earnings per common and common equivalent share:

Weighted average number of shares outstanding during period .....................................        12,207        11,637

Weighted average (incremental) common share equivalent after considering the effects of options exercised and canceled during the period and after assumed repurchase of treasury shares--
treasury stock method ...........................................................................         1,122          --
                                                                                                   ------------  ------------
                                                                                                         13,329        11,637
                                                                                                   ------------  ------------

Earnings (Loss) per share .......................................................................  $       0.12  $      (0.34)
                                                                                                   ============  ============
                                                                                                       Three Months Ended
                                        FULLY DILUTED                                                       March 31,
                            (thousands, except per share data)
                                                                                                        1997         1996
                                                                                                   ------------  ------------

Net income (loss) ...............................................................................  $      1,628  $     (3,968)
                                                                                                   ============  ============

Basis for computation of fully diluted earnings per common and common equivalent share:

Weighted average number of shares outstanding during period .....................................        12,207        11,637

Weighted average (incremental) common share equivalent after considering the effects of options exercised and canceled during the period and after assumed repurchase of treasury shares --
treasury stock method ...........................................................................         1,136          --
                                                                                                   ------------  ------------
                                                                                                         13,343        11,637
                                                                                                   ============  ============

Earnings (Loss) per share .......................................................................  $       0.12  $      (0.34)
                                                                                                   ============  ============

TEKELEC                                                             EXHIBIT 11.1